Exhibit 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 22, 2005, except for the sixth paragraph of note 1 to which the date is March 30, 2006, accompanying the financial statements of Transnational Financial Network, Inc. included in the Company's Form 10-KSB for the year ended April 30, 2006. We hereby consent to the incorporation by reference of said report in the Company's Registration Statement on Form S-8 (File No 333-75914).


/s/ Burr, Pilger & Mayer, LLP

San Francisco, California
July 24, 2006